                                   EXHIBIT 11

                   INTERNATIONAL DIVERSIFIED INDUSTRIES, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                          For the three months ended              For the nine months ended
                                                                September 30,                           September 30,
                                                       -------------------------------           ---------------------------
                                                          1998                   1997              1998               1997
                                                       ---------               -------           ---------           -------

Balance, January 1,                                    3,788,589               598,339           3,788,589           598,339

Shares issued upon exercise of
  options and warrants                                         -                 5,875                   -             5,222
                                                       ---------               -------           ---------           -------

Common stock and equivalents                           3,788,589               604,214           3,788,589           603,561
                                                       =========               =======           =========           =======




                                                              Three months                                Nine months
                                                            Weighting factor                           Weighting factor
                                                              (in months)                                 (in months)
                                                      --------------------------                   ------------------------
                                                      1998                 1997                    1998                1997
                                                      -----                -----                   -----               ----
Balance, January 1,                                     3                    3                       9                   9

Shares issued upon exercise of
  options and warrants                                 N/A               See Below                  N/A              See Below



Computation of weighted average number of shares issued upon exercise of options and warrants:


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

Period ended September 30,             Three months        Nine months
                                     weighting factor    weighting factor
                  Shares                (in days)           (in days)
                  ------             ----------------    ----------------
    Date          Issued                   1997                1997
    ----          ------             ----------------    ----------------
    01/31/97       5,875                5,875                5,222